Exhibit 99.1
BROADPOINT GLEACHER TO PRESENT AT THE
MACQUARIE GLOBAL SECURITIES INDUSTRY CONFERENCE 2010
ON WEDNESDAY, MAY 19, 2010
NEW YORK, N.Y., May 19, 2010 – Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG), to be renamed Gleacher & Company, Inc., today announced its participation in the Macquarie Global Securities Industry Conference 2010 in New York City. Peter McNierney, President and Chief Operating Officer of the Company, is currently scheduled to present today, May 19, 2010 at 3:40 PM (EDT).
A live webcast of the presentation will be available through the Investor Relations portion of the Company’s website at www.gleacher.com. For those who cannot listen to the live webcast, the archived webcast will be available through the same location for 90 days.
About Gleacher & Company
Broadpoint Gleacher Securities Group, Inc. (NASDAQ: BPSG), to be renamed Gleacher & Company, Inc., is an independent investment bank that provides corporations and institutional investors with strategic, research-based investment opportunities, capital raising, and financial advisory services, including merger and acquisition, restructuring, recapitalization and strategic alternative analysis services. For more information, please visit http://www.gleacher.com.
Forward Looking Statements
This press release contains “forward-looking statements.” These statements are not historical facts but instead represent the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. The Company’s forward-looking statements are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in its forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to update any of its forward-looking statements.
For Additional Information Please Contact:

Investor Contact	Media Contact
Peter McNierney	Ray Young
President and Chief Operating Officer	Halldin Public Relations
Broadpoint Gleacher Securities Group, Inc.	916.781.0659
212.273.7100

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